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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
The Bon-Ton Stores, Inc.:

We consent to the use of our report dated March 10, 2004, except as to Note 19, which is as of March 18, 2004, with respect to the consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of January 31, 2004 and February 1, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended, and the related fiscal 2003 and 2002 financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to our audit of the disclosures added to revise the February 2, 2002 consolidated financial statements, as more fully described in Note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the February 2, 2002 consolidated financial statements other than with respect to such disclosures.

KPMG LLP

Philadelphia, Pennsylvania

July 7, 2004